UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2010
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054

Registrant’s telephone number, including area code: (408) 567-7000

(Former address, if changed since last report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01. Entry Into A Material Definitive Agreement
     Aviat Networks, Inc. (“Aviat” or the “Company”) has entered into an agreement dated as of September 14, 2010 (the “Agreement”) with certain entities and individuals associated with Ramius LLC set forth on Schedule A of the Agreement (collectively, the “Ramius Group”), who beneficially own approximately 7.6% of the Company’s outstanding common stock.
     Pursuant to the Agreement, the Company agreed to nominate one individual recommended by the Ramius Group who is independent of the Ramius Group for election to the Company’s Board of Directors (the “Board”) at the 2010 annual meeting of stockholders. A copy of the press release announcing the settlement with the Ramius Group is attached to this Current Report on Form 8-K as Exhibit 99.1.
     The Ramius Group agreed to support the Company’s Board nominations at the 2010 annual meeting. Additionally, the Ramius Group agreed to certain limited standstill restrictions which will expire ten business days prior to the deadline for nominations of directors for election at the Company’s 2011 annual meeting, but in any event no later than one year from the date of the Agreement. The 2010 annual meeting is scheduled for November 9, 2010.
     The description of the terms of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Agreement by and between Aviat Networks, Inc. and the Ramius Group dated as of Sept. 14, 2010.

99.1	Press Release of Aviat Networks, Inc. dated September 15, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
	By:	/s/ Meena Elliott
		Name:	Meena Elliott
Date: September 15, 2010		Title:	Vice President, General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description

10.1	Agreement by and between Aviat Networks, Inc. and the Ramius Group dated as of Sept. 14, 2010.

99.1	Press Release, issued by Aviat Networks, Inc. on September 15, 2010